AMENDED AND RESTATED
               ARTICLES OF INCORPORATION
            OF LIGHT REVOLUTION FUND, INC.



                       ARTICLE I

                         Name

          1.1  Name.  The name of the corporation is
     Light Revolution Fund, Inc. (the "Corporation").


                      ARTICLE II

             Corporate Purposes and Powers

          2.1  Corporate Purposes and Powers.  The
     purpose for which the Corporation is formed is, without limitation, to act as an investment company pursuant to the Investment Company Act of 1940, as amended (the "1940 Act"), and to exercise and enjoy all the powers, rights and privileges granted to, or conferred upon, corporations by the Maryland General Corporation Law, as amended from time to time (the "MGCL").


                      ARTICLE III

          Principal Office and Resident Agent

          3.1  Principal Office and Resident Agent.
     The post office address of the principal office of the Corporation in the State of Maryland is c/o
     The Corporation Trust Incorporated, 300 East
     Lombard Street, Baltimore, Maryland 21202. The name of the Corporation's resident agent in the State of Maryland is The Corporation Trust
     Incorporated, a corporation of the State of Maryland, and the post office address of the resident agent is 300 East Lombard Street,
     Baltimore, Maryland 21202.


                      ARTICLE IV

                     Capital Stock

          4.1  Authorized Shares.  The total number of
     shares of capital stock which the Corporation shall have authority to issue is Five Hundred
     Million (500,000,000) shares of Common Stock with a par value of one hundredth of a cent ($0.0001) per share and with an aggregate par value of Fifty
     Thousand Dollars ($50,000).

          4.2  Power to Classify.  The Board of
     Directors may classify or reclassify (i.e., into classes and/or series), from time to time, any unissued shares of Common Stock of the Corporation, whether now or hereafter authorized, by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such shares of stock and, pursuant to such classification or reclassification, to increase or decrease the number of authorized shares of Common Stock, or the number of shares of any class or series of Common Stock, that the Corporation has the authority to issue. Except as otherwise provided herein, all references to Common Stock shall apply without discrimination to the shares of each class or series of Common Stock. Subject to such power, the authorized shares of the Corporation are initially classified into one series of shares of Common Stock as follows:

          Name of Series    Number of Shares Initially Classified

          Light Revolution Fund           50,000,000

     The remaining Four Hundred Fifty Million
     (450,000,000) shares of Common Stock shall remain unclassified until action is taken by the Board of Directors pursuant to this paragraph.

          4.3  Classes and Series.  Unless otherwise
     provided by the Board of Directors prior to the issuance of shares, the shares of any and all classes and series of Common Stock shall be subject to the following:

               (a) Redesignation of Class or Series.
     The Board may change the designation of a class or series, whether or not shares of such class or series are issued and outstanding, provided that such change does not affect the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such class or series.

               (b) Authorization of Stock Issuance.
     The Board of Directors may authorize the issuance and sale of any class or series of shares of Common Stock, and securities convertible into shares of Common Stock of any class or series, from time to time in such amounts and on such terms and conditions, for such purposes and for such amounts or kind of consideration as the Board of Directors shall determine, subject to any limits required by then applicable law. Nothing in this paragraph shall be construed in any way as limiting the Board of Director's authority to issue shares of Common Stock in connection with a share dividend under the MGCL.

               (c) Assets, Liabilities, Income and Expenses of Each Class or Series. The assets and liabilities and the income and expenses for each class or series of Common Stock shall be attributable to that class or series in such manner as may be determined by or under the direction of the Board of Directors. The income or gain and the expense or liabilities of the Corporation shall be allocated to each class or series as determined by or under the direction of the Board of Directors.

               (d) Dividends and Distributions. The holders of each class or series of Common Stock of record as of a date determined by the Board of Directors from time to time shall be entitled, from funds or other assets legally available therefor, to dividends or distributions, payable in shares or in cash or both, in such amounts and at such times as may be determined by the Board of Directors. Dividends or distributions shall be paid on shares of a class or series only out of the assets belonging to that class or series.
     The amounts of dividends or distributions declared and paid with respect to the various classes or series of Common Stock and the timing thereof may vary among such classes and series.

               (e) Liquidation. At any time there are no shares outstanding for a particular class or series of Common Stock, the Board of Directors may terminate such class or series in accordance with applicable law. In the event of the liquidation or dissolution of the Corporation, or of a class or series thereof when there are shares outstanding of the Corporation or of such class or series, as applicable, the stockholders of the Corporation or of each class or series, as applicable, shall be entitled to receive, as a class or series, out of the assets of the Corporation available for distribution to stockholders, the assets belonging to that class or series less the liabilities allocated to that class or series. The assets so distributed to the holders of a class or series shall be distributed among such holders in proportion to the number of shares of that class or series held by them and recorded on the books of the Corporation.
     In the event that there are any assets available for distribution that are not attributable to any particular class or series, such assets shall be allocated to all classes or series in proportion to the net asset value of the respective class or series.

               (f) Fractional Shares. The Corporation may issue fractional shares. Any fractional shares shall carry proportionately all the rights of whole shares, including, without limitation, the right to vote and the right to receive dividends and distributions, but not including any right to receive a certificate evidencing them.

               (g) Voting Rights. Except as set forth hereafter, on each matter submitted to a vote of stockholders, each holder of a share of Common Stock of the Corporation shall be entitled to one vote for each full share, and a fractional vote for each fractional share, of stock standing in such holder's name on the books of the Corporation, irrespective of the class or series thereof.
     In addition, all shares of all classes and series shall vote together as a single class; provided, however, that (i) when the MGCL or the 1940
     Act requires that a class or series vote separately with respect to a given matter, the separate voting requirements of the applicable law shall govern with respect to the affected class and/or series and other classes and series shall vote as a single class, and (ii) unless otherwise required by the MGCL or the 1940 Act, no class or series shall have the right to vote on any matter which does not affect the interest of that class or series.

               (h) Quorum. The presence in person or by proxy of the holders of one-third of the shares of Common Stock of the Corporation entitled to vote, without regard to class or series, shall constitute a quorum at any meeting of the stockholders, except with respect to any matter which, under applicable statutes or regulatory requirements, requires approval by a separate vote of one or more classes or series of Common Stock, in which case the presence in person or by proxy of the holders of one-third of the shares of each class or series of Common Stock required to vote as a class or series on the matter shall constitute a quorum. If, at any meeting of the stockholders, there shall be less than a quorum present, the stockholders present in person or by proxy at such meeting may, without further notice, by vote of the holders of a majority of the votes present at the meeting in person or by proxy adjourn the same from time to time until a quorum shall be present.

               (i) Authorizing Vote. Notwithstanding any provision of the MGCL requiring for any purpose a proportion greater than a majority of the votes of Common Stock of the Corporation or of a class or series of Common Stock of the Corporation, the affirmative vote of a majority of the votes of Common Stock of the Corporation, or of a class or series of Common Stock of the Corporation, as applicable, outstanding and entitled to be cast on the matter pursuant to these Articles of Incorporation and the By-Laws of the Corporation shall be effective for such purpose, except to the extent otherwise required by the 1940 Act and rules thereunder.

               (j) Change of Name. The Board of Directors, without action by the Corporation's stockholders, shall have the authority to change the name of the Corporation or of any class or series of its Common Stock created herein or hereafter.

               (k) Preemptive Rights. No holder of any class or series of Common Stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any shares of any class or series of Common Stock which the Corporation may issue or sell (whether out of the number of shares authorized by these Articles of Incorporation, or out of any shares of any class or series of Common Stock of the Corporation acquired by it after the issue thereof, or otherwise), other than such right, if any, as the Board of Directors, in its sole discretion, may determine.

               (l) Redemption.

               (i)  Subject to the suspension of the
     right of redemption or postponement of the date of payment or satisfaction upon redemption in accordance with the 1940 Act, each holder of any class or series of the Common Stock of the Corporation, upon request and after complying with the redemption procedures established by or under the supervision of the Board of Directors, shall be entitled to require the Corporation to redeem, out of legally available funds, all or any part of the Common Stock standing in the name of such holder on the books of the Corporation at the net asset value (as determined in accordance with the 1940 Act) of such shares (less any applicable redemption fee or other applicable charges).

               (ii) The Board of Directors may
     authorize the Corporation, at its option and to the extent permitted by and in accordance with the conditions of the 1940 Act, to redeem any shares of any class or series of Common Stock of the Corporation owned by any stockholder under circumstances deemed appropriate by the Board of Directors in its sole discretion from time to time, including, without limitation, failure to maintain ownership of a specified minimum number or value of shares of any class or series of Common Stock of the Corporation, at the net asset value (as determined in accordance with the 1940
     Act) of such shares (less any applicable redemption fee or other applicable charges).

               (iii) Payment for redeemed stock shall be made in cash unless, in the opinion of the Board of Directors, which shall be conclusive, conditions exist which make it advisable for the Corporation to make payment wholly or partially in securities or other property or assets attributable to the class or series of Common Stock being redeemed. Payment made wholly or partially in securities or other property or assets may be delayed to such reasonable extent, not inconsistent with applicable law, as is reasonably necessary under the circumstances. No stockholder shall have the right, except as determined by the Board of Directors, to have his shares redeemed in such securities, property or other assets.

               (iv) The Board of Directors may, upon
     reasonable notice to the holders of any class or series of Common Stock of the Corporation, impose a fee for the redemption of shares, to apply in the case of such redemptions and under such terms and conditions as the Board of Directors shall determine. The Board of Directors shall have the authority to rescind the imposition of any such fee in its discretion and to reimpose the redemption fee from time to time upon reasonable notice.

               (v)  Any shares of Common Stock redeemed
     by the Corporation shall be deemed to be canceled and restored to the status of authorized but unissued shares of the particular class or series.

               (m) Valuation. With respect to any class or series of Common Stock, the Board of Directors may adopt provisions to seek to maintain a stable net asset value per share. Without limiting the foregoing, the Board of Directors may determine that the net asset value per share of any class or series should be maintained at a designated constant value and may establish procedures, not inconsistent with applicable law, to accomplish that result. Such procedures may include a requirement, in the event of a net loss with respect to the particular class or series from time to time, for automatic pro rata capital contributions from each stockholder of that class or series in amounts sufficient to maintain the designated constant share value.


                       ARTICLE V

                  Board of Directors

          5.1  Number of Directors.  The number of
     directors of the Corporation shall be four (4), which may be changed in accordance with the By-Laws and subject to the limitations of the MGCL. The directors may fix a different number of directors and may authorize a majority of the directors to increase or decrease the number of directors set by these Articles or the By-Laws within limits set by the By-Laws. The directors may also fill vacancies created by an increase in the number of directors. Unless otherwise provided by the By-Laws, the directors of the Corporation need not be stockholders of the Corporation.

          5.2  Limits on Liability of Directors and
     Officers. To the fullest extent that limitations on the liability of directors and officers are permitted by the MGCL, no director or officer of the Corporation shall have any personal liability to the Corporation or to its stockholders for monetary damages. No amendment to these Amended and Restated Articles of Incorporation or repeal of any of its provisions shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission which occurred prior to such amendment or repeal.

          5.3  Indemnification of Directors and
     Officers. The Corporation shall indemnify its directors and officers and make advance payment of related expenses to the fullest extent permitted, and in accordance with the procedures required, by the MGCL and the 1940 Act. The By-Laws may provide that the Corporation may indemnify its employees and/or agents in any manner and within such limits as permitted by applicable law. Such indemnification shall be in addition to any other right or claim to which any director, officer, employee or agent may otherwise be entitled. The
     Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise or employee benefit plan, against any liability (including, with respect to employee benefit plans, excise taxes) asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the Corporation would have had the power to indemnify against such liability. The rights provided to any person by this Article 5.3 shall be enforceable against the Corporation by such person who shall be presumed to have relied upon such rights in serving or continuing to serve in the capacities indicated herein. No amendment of these Amended and Restated Articles of Incorporation shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment.

          5.4 Powers of Directors. In addition to any powers conferred herein or in the By-Laws, the Board of Directors may, subject to any express limitations contained in these Articles of Incorporation or in the By-Laws, exercise the full extent of powers conferred by the MGCL, and the enumeration and definition of particular powers herein or in the By-Laws shall in no way be deemed to restrict or otherwise limit those lawfully conferred powers. In furtherance and without limitation of the foregoing, the Board of Directors shall have power:

               (a) To cause the Corporation to enter into, from time to time, investment advisory agreements providing for the management and supervision of the investments of the Corporation and the furnishing of advice to the Corporation with respect to the desirability of investing in, purchasing or selling securities or other assets.
     Such agreements shall contain such terms, provisions and conditions as the Board of Directors may deem advisable and as are permitted by the 1940 Act.

               (b) To designate, without limitation, distributors, custodians, transfer agents, administrators, account servicing and other agents for the stock, assets and business of the Corporation and employ and fix the powers, rights, duties, responsibilities and compensation of each such distributor, custodian, transfer agent, administrator, account servicing and other agent.


                      ARTICLE VI

                      Amendments

          6.1  Amendments.  The Corporation reserves
     the right from time to time to amend, alter, change or repeal any provision of its Charter, including any amendment that alters the contract rights, as expressly set forth in the Charter, of any outstanding stock, and all rights conferred upon stockholders herein are granted subject to this reservation.